Exhibit FS-1

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
                                 AGL RESOURCES INC. AND SUBSIDIARIES
                         UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                                 BALANCE SHEET AS OF MARCH 31, 2000
                                            (IN MILLIONS)

                                              AGL Resources        VNG         Pro Forma         Pro Forma
                                              (As reported)   (As reported)   Adjustments        Combined
                                              -------------------------------------------        ---------
   Cash and cash equivalents                   $      6.5      $      1.5      $     5.6   G     $    23.1
                                                                                     9.5   D
   Accounts receivable                               46.0            34.6                             80.6
   Receivables from affiliates                                        4.4           (4.4)  B           0.0
   Inventories:
      Natural gas stored underground                 17.2             5.6                             22.8
      Liquefied natural gas                           1.5                                              1.5
      Other                                          10.0             0.6                             10.6

   Deferred Income Taxes                                             18.5          (18.5)  C           0.0
   Prepayments and other                              3.1             2.2                              5.3

   Utility plant                                  2,338.4           539.6                          2,878.0
   Less: accumulated depreciation                  (787.5)           (149)                          (936.5)

   Non-utility property                             112.2                                            112.2
   Less: accumulated depreciation                   (34.2)                                           (34.2)

   Unrecovered environmental response costs         148.6                                            148.6
   Investments in joint ventures                     51.5                                             51.5
   Other deferred debits and other assets            36.2             6.1            8.4   J          50.7

   Debt issuance costs                                                               3.3   A           3.3
   Goodwill                                                                        158.5   H         158.5
                                                                               ---------         ---------

      Total assets                             $  1,949.5      $    464.1      $   162.4         $ 2,576.0
                                               ==========      ==========      =========         =========

LIABILITIES AND CAPITALIZATION
Current Liabilities
   Accounts Payable                            $     27.4      $      8.8                        $    36.2
   Short-term debt                                    111                      $     5.6   G         116.6
   Current portion of long-term debt                   20                                             20.0
   Customer deposits                                    2             9.4                             11.4
   Payables to affiliates                                             8.1           (8.1)  B           0.0
   Interest                                          21.4             0.2                             21.6
   Income taxes                                      15.1             6.6           (6.6)  C          15.1
   Dividends declared                                                 3.5                              3.5
   Gas cost credits                                     2                                              2.0
   Purchased gas adjustment                                          18.8                             18.8
   Other current liabilities                         32.3             3.3                             35.6

   Accumulated deferred income taxes                230.4            35.9          (35.9)  C         230.4
   Accrued environmental response costs             102.4                                            102.4
   Accrued postretirement benefits cost              32.2             3.6            8.4   J          44.2
   Accrued pension cost                                              21.0          (21.0)  F           0.0
   Deferred credits                                  57.3                                             57.3
   Deferred ITC                                                       2.6           (2.6)  C           0.0
   Other liabilities                                  8.3             7.5           (1.4)  C          14.4

   Common stockholders' equity                      684.9           218.8         (218.8)  E         684.9
   Less shares held in treasury, at cost            (61.5)                                           (61.5)
   Subsidiary obligated mandatorily redeemable
      preferred securities                           74.3                                             74.3
   Long-term debt                                     590           116.0          558.8   A       1,148.8
                                                                                  (116.0)  A

      Total liabilities and capitalization     $  1,949.5      $    464.1      $   162.4         $ 2,576.0
                                               ==========      ==========      =========         =========
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